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NOTE NO. _________



THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                             EARTHLINK NETWORK, INC.

                               10% PROMISSORY NOTE

$___________                                             Los Angeles, California
                                                                    June 7, 1996

     FOR VALUE RECEIVED, the undersigned, EARTHLINK NETWORK, INC., a California corporation (the "COMPANY") hereby promises to pay to the order of _______________________________________________________ ("PAYEE") at
_______________________________________________________ or at such other place as the holder of this Note may from time to time designate by written notice to the Company, in lawful money of the United States of America, the principal sum of ____________________ Dollars ($_________) on or before June 6, 1997. The
Company further promises to pay interest (computed on the basis of a 360-day year for the actual number of days outstanding) in like money at said office or other designated place on the unpaid principal amount hereof outstanding from


                                       1.

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time to time from the date hereof until said principal amount shall have been paid in full at the rate of 10% per annum. Interest shall be payable monthly in advance commencing July 1, 1996 (which first payment shall additionally include accrued interest from the date hereof to and including such date) and continuing until payment in full of the unpaid principal amount hereof. All past due principal and, to the extent permitted by applicable law, past due interest shall bear interest at the rate of 14% per annum. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close, the maturity thereof shall be extended to the next succeeding business day.

     1. PREPAYMENT. This Note may be prepaid at any time or from time to time in whole or in part without premium or penalty. Any such prepayment shall be accompanied by interest on the principal amount so prepaid to the date of prepayment.

     2. EVENTS OF DEFAULT. Upon the occurrence of an Event of Default (as hereinafter defined) then, and in any such event, (a) if such Event of Default constitutes an event specified in clause (a) or (b) of paragraph (5) of the definition of Event of Default set forth hereinafter, this Note and the entire indebtedness evidenced hereby shall immediately become due and payable and (b) if such Event of Default is any other Event of Default, the holder hereof may, at its option, during the continuance of any such Event of Default, by notice of default to the Company declare this Note and the entire indebtedness evidenced hereby to be immediately due and payable, whereupon the same shall become immediately due and payable. Except as expressly provided above in this Section 2, presentment, demand, protest, and all other notices of any kind are hereby expressly waived. As used herein, the term "Event of Default" shall mean any of the following events:

          (1) Failure by the Company to pay the principal of this Note, or any portion thereof, at maturity, upon acceleration of maturity or when any prepayment is due; or

          (2) Failure by the Company to pay any installment of interest, or any other amount due under this Note, when due, and the continuance of such failure for a period of five (5) Business Days; or

          (3) An event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any corporation of which more than 50% of the outstanding


                                       2.

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     shares of voting stock is owned by Company (a "SUBSIDIARY") (or the payment of which is guaranteed by the Company or a Subsidiary), whether such indebtedness now exists or shall be created hereafter, if (a) either such event of default results from the failure to pay any such indebtedness at maturity or if the effect of such event of default is to cause or permit the acceleration of such indebtedness prior to its stated maturity, such indebtedness has been accelerated and such acceleration has not been rescinded or annulled within ten days following the effective date thereof and (b) the principal amount of such indebtedness, together with the principal amount of any other indebtedness in default for failure to pay principal at maturity or which has been accelerated, aggregates $50,000 or more; or

          (4) A final judgment or order for the payment of money in excess of $50,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied or unstayed, whether pending appeal or by appropriate legal action, and in effect for a period of 60 consecutive days; or

          (5) (a) The Company or any Subsidiary shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or a substantial part of its assets, or it shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) the Company or any Subsidiary shall admit in writing its inability to pay its debts generally as they become due; or


                                       3.

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          (6)  The Company commits any default under any promissory note   which
     is part of the series of notes of which this Note is one; or

          (7) The Company commits any default under that certain Warrant dated June 7, 1996 in favor of Payee (the "WARRANT").


     3. EXPENSES OF COLLECTION. The Company shall pay to the holder of this Note all expenses, including reasonable attorneys' fees, incurred by such holder in enforcing this Note.

     4. WARRANTIES AND REPRESENTATIONS. The Company warrants and represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to execute and deliver this Note and the Warrant and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Note and the Warrant and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of the Company and have been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

     5.   MISCELLANEOUS.

          (a) All payments on this Note, at the option of the holder hereof, shall be applied first to the payment of accrued and unpaid interest and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance.

          (b) The Company and any endorsers hereof severally waive diligence, presentment, protest and demand (except as otherwise required herein), and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and hereby consent to the acceptance of security or the release of any security for this Note, all without in any way affecting the liability of the Company and any endorser hereof. Any extension of time for the payment of this Note or any installment hereof made by agreement by the holder with any person now or hereafter liable for the payment of this Note shall not affect the original liability under this Note of the Company or its successors, unless the Company or its successor is a party to such agreement.


                                       4.

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          (c)  This Note shall be governed by, and construed in accordance with, the laws of the State of California.

          (d) The headings used in the Sections of this Note are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Note.

          (e) The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

          (f) Notwithstanding any provisions contained herein to the contrary, the Company's liability for the payment of interest shall not exceed the limits imposed by any applicable usury law. If any provision of this Note requires interest payments in excess of the highest rate permitted by law, such provision shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by the holder hereof in excess of the maximum amount so permitted shall be applied by the holder hereof in reduction of the outstanding principal balance, or if this Note shall theretofore have been paid in full, the amount of such excess shall be returned promptly by such holder to the Company.

          (g) This Note is delivered with the intention that Company and Agent will negotiate in good faith in order to enter into a new note or notes and other agreements which, in the aggregate, will supersede this Note, and that it is intended that such negotiations will be concluded, and agreements and note(s) executed and delivered, no later than September 9, 1996.

                                        EARTHLINK NETWORK, INC.,
                                        a California corporation


                                        By:    _____________________
                                        Name:  Barry Hall
                                        Title: Chief Financial Officer


                                       5.